Exhibit 99

Eagle Oil Holding Company
Balance Sheet
April 15, 2009

		Accumulated
	Cost	Depletion
Assets
Oil and gas rights	$9,000,000	$-

Net oil and gas rights			$9,000,000

		Accumulated
	Cost	Depreciation
Drilling and field equipment	$1,873,127	$-

Net property and equipment			1,873,127

Total assets			$10,873,127

Liabilities and Stockholder's Equity

Current liabilities:
Accrued expenses			$3,000

Stockholder's equity:
Common stock, .001 par value
1,000,000 shares authorized,
1,000 shares issued and outstanding			1
Additional paid in capital			10,873,126
Accumulated deficit			(3,000)

Total stockholder's equity			10,870,127

Total liabilities and stockholder's equity			$10,873,127

See Notes to Financial Statements

Eagle Oil Holding Company
Statement of Operations
for the fifteen day period ended April 15, 2009

General and administrative expenses
Professional fees	$3,000

Net loss	$(3,000)

See Notes to Financial Statements

Eagle Oil Holding Company
Statement of Changes in Stockholder's Equity
for the fifteen day period ended April 15, 2009

			Additional		Total
	Common Stock		Paid-In	Accumulated	Stockholder's
	Shares	Amount	Capital	Deficit	Equity

Balance at April 1, 2009	-	$-	$-	$-	$-

Net loss	-	-	-	(3,000)	(3,000)

Acquisition of oil and gas rights	1,000	1	10,873,126	-	10,873,127

Balance at April 15, 2009	1,000	$1	$10,873,126	$(3,000)	$10,870,127

See Notes to Financial Statements

Eagle Oil Holding Company
Statement of Cash Flows
for the fifteen day period ended April 15, 2009

Cash flows from operating activities:
Net loss	$(3,000)
Changes in current assets and liabilities:
Accrued expenses	3,000

Net cash provided by operating activities		$-

Cash, April 1, 2009		-

Cash, April 15, 2009		$-

Supplemental Disclosure of Cash Flow Information

Cash paid for interest		$-

Cash paid for income taxes		$-

Schedule of Noncash Investing and Financing Activities

Acquisition of oil and gas rights		$9,000,000
Acquisition of property and equipment		1,873,127
Issuance of common stock		(10,873,127)

Cash paid for equipment		$-

See Notes to Financial Statements

 Eagle Oil Holding Company
Notes to the Financial Statements
for the fifteen days ended April 15, 2009

Note 1.  Summary of Significant Accounting Policies:

The following items comprise the significant accounting policies of Eagle Oil Holding Company (the Company). The policies reflect industry practices and conform to generally accepted accounting principles.

Nature of Activities:

The Company was incorporated in the State of Nevada on March 31, 2009. The Company was incorporated to engage in the acquisition and development of oil fields and sale of oil products. The Company is a wholly owned subsidiary of Eagle Environmental Technologies, LTD.

Oil and Gas Rights

Investments in oil and gas properties are accounted for using the successful-efforts method of accounting. Under the successful-efforts method, costs such as geological and geophysical, exploratory dry holes and delay rentals are expensed as incurred. The successful-efforts method follows the guidance provided in Statement of Financial Accounting Standards ("SFAS") No. 144, Accounting for the Impairment or Disposal of Long-Lived Assets, where the first measurement for impairment is to compare the net book value of the related asset to undiscounted cash flows using commodity prices consistent with management expectations.

All drilling and completion costs that directly lead to the extraction and production of oil and gas reserves and all development dry holes are capitalized. Capitalized costs are accumulated by cost centers. For amortization purposes, the cost center is the individual property or an aggregation of properties in the same field or reservoir. The Company has one cost center, the Siler lease property located in East Texas.

Under the successful-efforts method, Costs associated with the capitalization of leases are capitalized as incurred. These consist of costs incurred in obtaining a mineral interest in a property, such as the costs of lease bonuses and options to lease, brokers' fees, recording fees, legal cost, and other similar costs in acquiring property interests.

Oil and gas properties are amortized using the units-of-production method using estimates of proved reserve quantities.

Eagle Oil Holding Company
Notes to the Financial Statements
for the fifteen days ended April 15, 2009

Note 1.  Summary of Significant Accounting Policies, Continued:

Property and Equipment:

Property and equipment, carried at cost, are depreciated over the estimated useful lives of the related assets. Depreciation is computed substantially on the straight-line method for financial statement purposes and accelerated methods for income tax reporting purposes. Estimated useful lives are as follows:

Life
Drilling and field equipment	5 -30 years

Use of Estimates:

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect certain reported amounts and disclosures. Accordingly, actual results could differ from those estimates.

Note 2.  Acquisition of Oil and Gas Rights:

In April 2009, the Company entered into an agreement with Eagle Environmental Technologies LTD., a related party, to obtain the oil rights and oil production equipment located on the Siler Lease properties in Rusk County Texas for 1,000 shares of common stock. The transaction was valued at $10,873,127. The Company allocated the purchase price to the assets acquired, based on the estimated fair market value of the assets acquired.

Note 3.  Subsequent Event:

Subsequent to April 15, 2009, the Company agreed to be acquired by Ford-Spoleti Holdings Inc, ("FSH") a Nevada corporation, for approximately 28,650,000 shares of FSH common stock. No potential liabilities or expenses related to the acquisition have been accrued as of April 15, 2009.